Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Magellan Gold Corporation (the "Company") on Form 10-K for the period ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David E. Drips, President and CEO (Principal Executive Officer) and I, John C. Power, Chief Financial Officer (Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David E. Drips

David E. Drips

President and CEO (Principal Executive Officer)

May 27, 2020

/s/ John C. Power

John C. Power

Chief Financial Officer (Principal Accounting Officer)

May 27, 2020